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[NETWORK SOLUTIONS LOGO]


                     NETWORK SOLUTIONS ANNOUNCES RECORD 1998
                 FOURTH QUARTER AND ANNUAL REVENUE AND EARNINGS

                  Fourth Quarter 1998 Highlights Year Over Year


                 Net new registrations 621,000 - up 137 percent
           International net new registrations 168,000 - up 91 percent
                     Revenue $31.3 million - up 117 percent
                    Net income $3.7 million - up 113 percent
             Earnings per share of $.22 versus $.11 - up 100 percent

            HERNDON, VA., FEBRUARY 10, 1998 - Network Solutions, Inc. (NASDAQ:
NSOL) today reported record net revenues for the fourth quarter ended December 31, 1998 of $31,257,000, an increase of 117 percent over net revenues of $14,430,000 for the fourth quarter of 1997. Net income increased to $3,718,000 or $0.22 per share on a diluted basis, compared to $1,743,000 or $0.11 per share for the fourth quarter of 1997. Income from operations increased to $6,401,000, compared to $3,208,000 for the fourth quarter of 1997.

            For the year ended December 31, 1998, net revenues were $93,652,000, an increase of 107 percent over net revenues of $45,326,000 for the comparable 1997 period. Net income increased to $11,235,000 or $0.67 per share on a diluted basis, compared to $4,231,000 or $0.31 per share for the year ended December 31, 1997. Income from operations increased to $19,344,000, compared to $7,702,000 for the year ended December 31, 1997.

            Network Solutions registered a record 621,000 net new Internet domain names in the fourth quarter of 1998, up 137 percent from the fourth quarter 1997 total of 262,000 names and up 22 percent from the third quarter 1998 total of 507,000. The cumulative total of net registrations grew 118 percent from 1.5 million at December 31, 1997, to nearly 3.4 million at December 31, 1998. In the fourth quarter of 1998, the number of net new international registrations in .com, .net and .org totaled 168,000, up 91 percent from the fourth quarter 1997 total of 88,000 and up 22 percent from the third quarter 1998 total of 138,000.

                                     (more)
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            "Network Solutions' revenue more than doubled in 1998 as we registered more than 1.9 million net new domain names," said Michael A. Daniels, chairman and acting chief executive officer, Network Solutions. "The growth helped us increase our entire registration base by 118 percent in 1998, bringing total registrations of 1.5 million domain names at the end of 1997 to a new high of nearly 3.4 million domain names at the close of 1998."

             "In the fourth quarter we saw continued growth in dot com Web addresses, increasing our entire registration base 21 percent in the past quarter alone. This growth contributed to our ninth consecutive quarter of increasing profitability," said Robert Korzeniewski, chief financial officer and acting chief operating officer, Network Solutions. "Our business model generated over $63 million in operating cash flow in 1998, nearly six times our reported net income of $11 million on nearly $94 million in revenue. These results highlight the strength of our capital structure with $145 million in cash and investments with virtually no debt."

            Network Solutions' Consulting Services reported revenues of $3.3 million in the fourth quarter, up 47 percent from third quarter 1998 revenues of $2.3 million and up 117 percent from fourth quarter 1997 revenues of $1.5 million. For the year ended December 31, 1998, Consulting Services' revenues were $8 million, an increase of 22 percent over revenues of $6.5 million for the comparable 1997 period. Since 1998, Consulting Services has expanded its operations with new offices in Atlanta, Los Angeles and New York to increase local support for clients of its Internet and enterprise network services.

            Highlights include:

- Branding of Network Solutions as the DOT COM PEOPLE(TM) - In 1998, Network Solutions launched an advertising campaign branding Network Solutions as the DOT COM PEOPLE. The campaign included television advertising to raise awareness of Network Solutions and a product line of Internet services for small businesses.

- Introduction of new products and services - Network Solutions introduced six new products in 1998: REGISTRATIONPLUS,(TM) a five-step process for domain name registrations and reservations; the DOT COM TOOLKIT,(TM) DOT COM MAIL(TM) and DOT COM PROMOTIONS(TM) - all aimed at providing small businesses with additional resources to build and brand their online identity, communicate with their customers and set up and promote their Web business; and country-code top-level domain name registration services and RealName registrations to identify and retrieve individual Web pages - two complementary Internet identity services.

- Expansion of Domestic Premier Program - Network Solutions increased the total number of distribution channel companies to more than 150 members and launched two new channel programs with Internet Service Providers and Web hosting companies: 1) The Alliance Program, which gives Network Solutions and participating companies the ability to serve as reciprocal distribution channels for their respective services. To date NSI has signed alliance agreements with MindSpring, EarthLink, ValueWeb and most recently NetCom; and 2) An Affiliate program to expand its relationships with local and regional ISPs and Web hosting companies. Currently, there are more than 3,500 affiliate members on board.

- International Marketing Strategies - Network Solutions created an International Premier program that now includes more than 85 Internet companies in 22 countries including most recently Germany, India, Ireland and Italy. In addition, Network Solutions enhanced its presence in both China and Japan: signing a Strategic Bilateral Agreement with China's Internet registry, Computer Network Information Center, to jointly promote Web address registrations in the .com, .net, .org and .cn domains; and announcing its initial entry into the Japanese market through a strategic agreement with ASCII Corporation.
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      WorldNIC-JP is a Japanese version of Network Solutions' simplified registration service for global Web addresses ending in .com, .net and .org.

- Acquisition and Investments - Network Solutions made one acquisition and two investments in 1998. Early in the year, the Company acquired idNames which helps large companies protect their brand names in all the open country code top-level domains. Later in the year, Network Solutions made an investment in Centraal Corporation to support the development of RealNames technology which complements Network Solutions' Internet identity business. A second investment was in Critical Path, which provides the back office infrastructure for Network Solutions' business e-mail solution, DOT COM MAIL.

- Portal Agreements with Yahoo! and Netscape - In December, Network Solutions signed agreements with Yahoo! and Netscape aimed at expanding its brand awareness and promoting Web address registrations to the global Internet community.

            Network Solutions, Inc., (NASDAQ: NSOL) is the worldwide leader in Internet domain name registration services with nearly 3.4 million net registrations at year end. Internet domain names are unique identities that enable businesses, other organizations and individuals to communicate and conduct commerce on the Internet. Pursuant to an agreement with the U.S. Department of Commerce, Network Solutions currently acts as the exclusive registrar for all Web addresses within the .com, .net, .org and .edu top-level domains (TLDs). Network Solutions also offers search and registration services in country-code TLDs around the world. In addition, Network Solutions provides enterprise network services that focus on assisting large commercial organizations in the evolution and management of their enterprise networks.

For Network Solutions, Media: Cheryl Regan, cherylr@netsol.com, 703/742-4847. Investor Relations: Sean McClorey, smcclorey@netsol.com, 703/326-6090.

            Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, uncertainty of Internet governance and regulation, increased competition in the domain name registration business, customer acceptance of new products and services offered by the company in addition to or as enhancements of its registration services, risks associated with the company's international business, uncertainty of future revenue and profitability and fluctuations in its quarterly operating results. More information about potential factors that could affect the company's business and financial results is included in the company's filings with the Securities and Exchange Commission, especially in the company's Registration Statement on Form S-3 filed on January 4, 1999, as amended, Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

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                            NETWORK SOLUTIONS, INC.
                            STATEMENTS OF OPERATIONS

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                                                   THREE MONTHS ENDED DECEMBER 31,       YEAR ENDED DECEMBER 31,

                                                     1997              1998              1997               1998
                                                            (UNAUDITED)                 (AUDITED)        (UNAUDITED)

Net revenue                                        $14,430,000       $31,257,000       $45,326,000       $93,652,000

Cost of revenue                                      7,330,000        12,079,000        25,798,000        38,530,000

Gross profit                                         7,100,000        19,178,000        19,528,000        55,122,000

Research and development expenses                      558,000         1,928,000         1,653,000         4,821,000

Selling, general and administrative expenses         4,375,000        12,706,000        12,268,000        37,144,000

Interest income                                     (1,157,000)       (1,880,000)       (2,211,000)       (6,303,000)

Other expenses                                         116,000            23,000           116,000           116,000

Income before income taxes                           3,208,000         6,401,000         7,702,000        19,344,000

Provision for income taxes                           1,465,000         2,683,000         3,471,000         8,109,000

Net income                                         $ 1,743,000       $ 3,718,000       $ 4,231,000       $11,235,000


Earnings per common share:
   Basic                                           $      0.11       $      0.23       $      0.32       $      0.70

   Diluted                                         $      0.11       $      0.22       $      0.31       $      0.67


Shares used in computing earnings per
common share

   Basic                                            15,720,000        16,249,000        13,305,000        15,979,000

   Diluted                                          16,134,000        17,156,000        13,483,000        16,698,000
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                             NETWORK SOLUTIONS, INC.
                        STATEMENTS OF FINANCIAL POSITION


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                                                                       DECEMBER 31,       DECEMBER 31,
                                                                           1997               1998
                                                                         (AUDITED)         (UNAUDITED)
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                                     ASSETS

Current assets:
     Cash and cash equivalents                                    $    41,146,000     $    12,862,000
     Short-term investments                                            40,200,000         118,808,000
     Accounts receivable, net                                           5,792,000          22,628,000
     Prepaids and other assets                                          1,005,000           4,001,000
     Deferred tax asset                                                20,153,000          40,508,000
     Restricted assets                                                 25,873,000                   -

          Total current assets                                        134,169,000         198,807,000

Furniture and equipment, net                                            6,146,000          16,005,000
Long-term investments                                                           -          13,590,000
Deferred tax asset                                                      8,128,000          14,831,000
Goodwill, net                                                           1,177,000             634,000

          Total Assets                                            $   149,620,000     $   243,867,000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities                     $     6,426,000     $    28,287,000
     Due to parent                                                      1,250,000           4,766,000
     Income taxes payable                                               5,042,000           5,409,000
     Current portion of capital lease obligations                         842,000             834,000
     Deferred revenue, net                                             43,789,000          93,720,000
     Internet fund liability                                           25,873,000                   -

          Total current liabilities                                    83,222,000         133,016,000

Capital lease obligations                                               1,081,000             247,000
Long-term deferred revenue, net                                        17,662,000          35,474,000

         Total liabilities                                            101,965,000         168,737,000

Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.001 par value,
          authorized 10,000,000 shares;
          none issued and outstanding in 1997 and 1998                          -                   -
     Class A common stock, $.001 par value; authorized
          100,000,000 shares; 3,795,000 and 4,570,186
          issued and outstanding in 1997 and 1998                           4,000               4,000
     Class B common stock, $.001 par value; authorized
          30,000,000 shares; 11,925,000 issued and
          outstanding in 1997 and 1998                                     12,000              12,000
     Additional paid-in capital                                        56,451,000          72,332,000
     Retained Earnings (Accumulated deficit)                           (8,812,000)          2,423,000
     Accumulated other comprehensive income                                     -             359,000

          Total stockholders' equity                                   47,655,000          75,130,000

          Total Liabilities and Stockholders' Equity              $   149,620,000     $   243,867,000
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